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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              THE CHUBB CORPORATION
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              New Jersey                                13-2595722
     -----------------------------             ---------------------------
      (State of incorporation or             (IRS Employer Identification No.)
             organization)


          15 Mountain View Road,
            Warren, New Jersey                             07061-1615
     --------------------------------------       ----------------------------
      (Address of principal executive
          offices of registrant)                           (Zip Code)

  Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                    Name of each exchange on which
         to be registered                     each class is to be registered
------------------------------------          ------------------------------
Equity Units ("Equity Units") issued               New York Stock Exchange
   as Corporate Units ("Corporate
  Units") by The Chubb Corporation

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(2), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-104310

Securities to be registered pursuant to Section 12(g) of the Act:  None


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Item 1   Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The class of securities to be registered hereby are the Equity Units ("Equity Units"), issued as Corporate Units ("Corporate Units"), of The Chubb Corporation, a New Jersey corporation (the "Company").

         For a description of the Equity Units and Corporate Units, reference is made to the description of stock purchase units under the caption "Description of Stock Purchase Contracts and Stock Purchase Units" in the Company's Registration Statement on Form S-3 (Registration No. 333-104310), filed with the Securities and Exchange Commission on April 4, 2003, as amended by Amendment No. 1 thereto, filed with the Securities and Exchange Commission on June 16, 2003, and to the prospectus supplement, dated June 18, 2003 filed with the Securities and Exchange Commission on June 19, 2003, pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, which descriptions are hereby incorporated by reference herein.

Item 2   Exhibits.
         --------

         1.1 Registration Statement on Form S-3 (Registration No. 333-104310) filed with the Securities and Exchange Commission on April 4, 2003 by the Company, is incorporated herein by reference.

         4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996).

         4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

         4.3 Certificate of Correction of Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

         4.4 By-Laws of the Company, (incorporated herein by reference to Exhibit 3 of the Company's first amendment to its Annual Report on Form 10-K for the year ended December 31, 2002).

         4.5 Senior Indenture, dated as of October 25, 1989, between the Company and Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago relating to Senior Debt Securities (incorporated herein by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (Registration No. 33-31796)).

         4.6 Supplemental Indenture No. 1, dated as of March 18, 2003, to the Senior Indenture filed as Exhibit 4.5 hereto, between the Company and Bank One Trust Company, N.A. relating to the Senior Debt Securities (incorporated herein by reference to Exhibit 4.29 to the Registration Statement on Form S-3 (Registration No. 333-104310)).


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         4.7       Form of Global Note (included in the Indenture filed as
                   Exhibit 4.5 hereto).

         4.8 Purchase Contract Agreement, dated as of June 24, 2003, between the Company and Bank One Trust Company, N.A. as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company, filed on June 25, 2003).

         4.9 Pledge Agreement, dated as of June 24, 2003, between the Company and BNY Midwest Trust Company as Collateral Agent, Custodial Agent and Securities Intermediary and Bank One Trust Company, N.A. as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K of the Company, filed on June 25, 2003).

         4.10 Form of Corporate Unit Certificate (included in the Form of Purchase Contract Agreement filed as Exhibit 4.8 hereto).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    THE CHUBB CORPORATION


                                    By:  /s/ HENRY G. GULICK
                                         ---------------------------
                                         Name:  Henry G. Gulick
                                         Title:  Vice President and Secretary

         Dated:  June 25, 2003


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